Exhibit 2.1

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS EMMETT, INC.

AGREEMENT OF PURCHASE AND SALE

by and among

THE SELLERS NAMED HEREIN, as SELLERS

and

DE PARK AVENUE OPERATING COMPANY, LLC, as BUYER

Dated as of December 21, 2015

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SECTION 15.22. Schedules	54

SECTION 15.23. Waiver of Jury Trial	54

SECTION 15.24. Survival	54

SECTION 15.25. Natural Hazard Disclosure	54

SECTION 15.26. Seller’s Environmental Inquiry	54

SECTION 15.27. Energy Use Disclosures	55

SECTION 15.28. [xxx]	55

v

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Schedules

Schedule A-1	-	10960 Wilshire Property
Schedule A-2	-	10940 Wilshire Property
Schedule A-3	-	10880 Wilshire Property
Schedule A-4	-	Westwood Center Property
Schedule B	-	Sellers and Properties
Schedule D	-	Surveys
Schedule E	-	Title Commitments
Schedule F	-	Existing Management Agreements
Schedule G	-	Ground Leases
Schedule 2.1(c)(iv)	-	Excluded Personal Property
Schedule 3.1(c)	-	Consents
Schedule 3.1(d)	-	Conflicts
Schedule 3.2(a)	-	Material Contracts
Schedule 3.2(b-1)	-	Space Leases
Schedule 3.2(b-2)	-	Leasing Costs
Schedule 3.2(b-3)	-	Space Lease Defaults
Schedule 3.2(b-4)	-	Lease Default Notices
Schedule 3.2(c)	-	Brokerage Commissions
Schedule 3.2(e)	-	Litigation
Schedule 3.4(c)(i)(B)	-	In Progress Lease Transactions
Schedule 3.4(c)(i)(C)	-	Space Lease Amendments
Schedule 3.4(h)	-	Landlord Work
Schedule 3.5(b)	-	Approved Estoppels
Schedule 4.2(a)	-	Assumed Contracts
Schedule 6.3(b)-1	-	Government Leases
Schedule 6.3(b)-2	-	Government Lease Terms
Schedule 10.1	-	Security Deposits
Schedule 10.8	-	Sellers’ Leasing Costs
Schedule 10.12(a)	-	Down Time Rent Credit
Schedule 10.12(b)	-	Step Rent Credit
Schedule 10.12(c)	-	Proposition 13 Credit
Schedule 10.12(d)	-	Parking Abatement Credit
Schedule 10.14	-	Free Rent Credit

Exhibits

Exhibit A	-	Form of Tenant Estoppel Certificate
Exhibit B	-	Form of Seller’s Estoppel Certificate
Exhibit C	-	Form of Assignment of Leases
Exhibit D	-	Form of Assignment of Contracts
Exhibit E	-	Form of Tenant Notices

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Exhibit F	-	From of Assignment of Licenses, Permits, Warranties and General Intangibles
Exhibit G	-	Form of Deed
Exhibit H	-	Form of Bill of Sale
Exhibit I	-	Form of FIRPTA Certificate
Exhibit J	-	Form of Title Affidavit
Exhibit K-1	-	Form of Assignment of Ground Lease (Lessor)
Exhibit K-2	-	Form of Assignment of Ground Lease (Lessee)

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission..

AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, made as of the 21st day of December, 2015 by and among each of the entities listed in the column entitled “Sellers” on Schedule B attached hereto and made a part hereof (individually, a “Seller”; collectively, “Sellers”) and DE PARK AVENUE OPERATING COMPANY, LLC, a Delaware limited liability company (“Buyer”).

Background

A.                                    Sellers are the owners or lessees of the land as more particularly described on Schedules A-1 through A-4 and all buildings and other improvements constituting the “Property” listed in the column entitled “Properties” opposite their names on Schedule B (individually, a “Property”; collectively, the “Properties”).

B.                                    The Properties, together with the Asset-Related Property (as defined below) with respect to each Property, shall be referred to herein, collectively, as the “Assets”.

C.                                    Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, Sellers’ right, title and interest in the Assets on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Defined Terms.  The capitalized terms used herein will have the following meanings.

“Additional Rent” shall have the meaning assigned thereto in Section 10.1(a).

“Affiliate” shall mean any Person, from time to time, that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person.

“Agreement” shall mean this Agreement of Purchase and Sale, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Applicable Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“Assets” shall have the meaning assigned thereto in “Background” paragraph B.

“Asset File” shall mean the materials with respect to the Assets previously delivered to Buyer or its representatives by or on behalf of Sellers or made available to Buyer at specific locations at each Property that are designated by Sellers as containing materials that are part of the Asset File, or on an on-line data website.

“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).

“Assignment of Contracts” shall have the meaning assigned thereto in Section 6.1(a)(ii).

“Assignment of Ground Lease” shall have the meaning assigned thereto in Section 6.1(a)(v).

“Assignment of Leases” shall have the meaning assigned thereto in Section 6.1(a)(i).

“Assignment of Licenses, Permits, Warranties and General Intangibles” shall have the meaning assigned thereto in Section 6.1(a)(iv).

“Assumed Contracts” shall have the meaning assigned thereto in Section 4.2(a).

“Basket Limitation” shall mean an amount equal to [***].

“Broker” shall mean Eastdil Secured.

“Building Service Contractors” shall mean the contractors named under the Building Service Contracts.

“Building Service Contracts” shall mean: (a) the Master Services Agreement, as it relates to the four Properties, by and between Able Engineering, Inc., a California corporation and Property Manager, as agent for individual property owners listed on Exhibit A attached thereto, dated as of August 7, 2008 (Building Mechanical System Maintenance); and (b) the Master Janitorial Services Agreement, as it relates to the four Properties, by and between Crown Building Maintenance, dba Able Building Maintenance, a California corporation and Property

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Manager, as agent for individual property owners listed on Exhibit A attached thereto, dated as of November 20, 2013 (Janitorial Services).

“Building Service Employees” shall have the meaning assigned thereto in Section 14.1(a).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the city of New York, New York.

“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1.

“Buyer’s Knowledge” shall mean the actual knowledge of Buyer, which shall also be deemed to include, (i) any matter disclosed in any exhibit or schedule to this Agreement and (ii) any matter disclosed by Sellers pursuant to a written amendment to Sellers’ representations or warranties pursuant to Section 3.3.

“Buyer’s Leasing Costs” shall have the meaning assigned thereto in Section 10.8.

“Buyer Waived Breach” shall have the meaning assigned thereto in Section 11.3.

“Cap Limitation” shall mean an amount equal to [***].

“Claims” shall have the meaning assigned thereto in Section 7.4(a).

“Closing” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement, including, without limitation, each of the documents to be delivered by Sellers pursuant to Section 6.2 and by Buyer pursuant to Section 6.1.

“Closing Statement” shall have the meaning assigned thereto in Section 6.1(b)(iii).

“Closing Year” shall have the meaning assigned thereto in Section 10.1(d).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Condition of the Asset” shall have the meaning assigned thereto in Section 7.3(b).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Contracts” shall mean, collectively, all written agreements or contracts of Sellers, or entered into on behalf of Sellers, relating to the ownership or operation of the Properties, but excluding the Space Leases, the terms of any National Service Contracts, the New Leases, the Ground Lease, the Existing Management Agreements and any written agreement or contract relating to any existing financing encumbering any of the Properties.

“Deed” shall have the meaning assigned thereto in Section 6.2(a)(i).

[***]

“Earnest Money” shall have the meaning assigned thereto in Section 2.2(b).

“Earnest Money Escrow Account” shall have the meaning assigned thereto in Section 15.5(a).

“Effective Date” shall mean the date of this Agreement.

“Environmental Laws” shall mean any Applicable Laws which regulate or control (i) Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Escrow Agent” shall have the meaning assigned thereto in Section 2.2(b).

“Excluded Assets” shall have the meaning assigned thereto in Section 2.1(c).

“Executive Order” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Existing Lease” shall have the meaning assigned thereto in Section 10.8.

“Existing Management Agreements” shall mean those certain property management agreements as set forth on Schedule F, as amended, modified and/or supplemented from time to time.

“Fixed Rents” shall have the meaning assigned thereto in Section 10.1(a).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

[***]

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

“Government Lease” shall mean a lease at a Property between the applicable Seller and a Government Tenant, which are listed on Schedule 6.3(b)-1.

“Government Tenant” shall mean any governmental agency or entity that is a tenant at any Property pursuant to a lease.

“Ground Lease” shall mean each of the ground leases described on Schedule G.

“Hazardous Materials” shall have the meaning assigned thereto in subparagraph 7.3(b)(i).

“In Progress Lease Transactions” shall mean those lease transactions as further described on Schedule 3.4(c)(i)(B).

“Indemnification Claim” shall have the meaning assigned thereto in Section 11.5.

“Indemnified Party” shall have the meaning assigned thereto in Section 11.5.

“Indemnifying Party” shall have the meaning assigned thereto in Section 11.5.

“Independent Consideration” shall have the meaning assigned thereto in Section 2.2(c).

“Initial Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“IRS” shall mean the Internal Revenue Service.

“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 15.3(c).

“Labor Code” shall have the meaning assigned thereto in Section 14.1(a).

“Landlord Work” shall have the meaning assigned thereto in Section 3.4(h).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Leasing Costs” shall mean, with respect to a particular Space Lease, all costs and expenses incurred for improvements, equipment, painting, decorating, partitioning and other items to satisfy the construction obligations of the landlord under such Space Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, leasing commissions and brokerage commissions, in each case, to the extent the landlord is responsible for the payment of such cost or expense under the relevant Space Lease or any other agreement relating to such Space Lease.  Leasing Costs shall not include any obligation with respect to free rent periods except as it relates to any new lease or amendment to a Space Lease entered into after the Effective Date in accordance with the terms of Section 3.4(c) [***].

“Lockbox” shall have the meaning assigned thereto in Section 10.16.

“Losses” shall have the meaning assigned thereto in Section 11.1.

“Major Tenants” shall mean the tenants listed below:

Property	Major Tenants
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

“Major Tenant Estoppel Condition” shall have the meaning assigned thereto in Section 3.5(b).

“Material Casualty” shall have the meaning assigned thereto in Section 9.2(b).

“Material Contract” shall mean all Contracts other than those Contracts that are either (i) terminable as of right and without cause on thirty (30) days’ or less notice or (ii) do not require the payment of more than [***] in any calendar year.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Monetary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“National Service Contracts” shall mean any Contract to which any Seller, an Affiliate of Sellers or the Property Manager is a party which provides for services not only to the Assets, but also to Sellers’ Affiliates or other properties owned, leased or managed by any Seller, Property Manager or their Affiliates.

“Natural Hazard Disclosure” shall have the meaning assigned thereto in Section 15.25.

“Natural Hazard Expert” shall have the meaning assigned thereto in Section 15.25.

“New Contracts” shall have the meaning assigned thereto in Section 3.4(b).

“New Lease” shall have the meaning assigned thereto in Section 10.8.

“Novation Agreements” shall have the meaning assigned thereto in Section 6.3(b).

“Owner’s Affidavit” shall have the meaning assigned thereto in Section 8.5.

[***]

“Percentage Rent” shall have the meaning assigned thereto in Section 10.1(a).

“Permitted Exceptions” shall mean all of the following:  (i) the matters set forth in the Title Commitments or the Surveys or any matters disclosed on any updated title reports or updates to the Surveys received prior to the Effective Date, (ii) the Space Leases, the Ground Lease, all Assumed Contracts affecting the Properties and any New Leases entered into after the Effective Date, to the extent that such New Leases are entered into after the Effective Date in accordance with the terms of this Agreement, (iii) liens for real estate taxes and special assessments for the year in which the Closing occurs and which are not yet due and payable, (iv) standard pre-printed provisions contained in the form of title insurance policies (provided, same shall not diminish or effect Seller’s obligation to deliver the Owner’s Affidavit and other documents required to be delivered at Closing in accordance with Section 8.5), (v) discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts which a survey of the Properties or an update of the Surveys would disclose as of the date of the Title Commitments or which are shown on the public records as of the date of the Title Commitments, (vi) subject to the adjustments provided for herein, any service, installation, connection or maintenance charge attributable to the period after Closing and charges for sewer, water, electricity, telephone, cable television or gas, (vii) rights of vendors and holders of security interests on personal property installed on the Properties by tenants under Space Leases and rights of tenants to remove fixtures at the expiration of the term of the Space Leases of such

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

tenants, (viii) any title exception which is approved, deemed approved or waived by Buyer pursuant to Section 8.3(b), (ix) rights of tenants, as tenants only, under the Space Leases and any New Lease entered into after the Effective Date in accordance with the terms of this Agreement, (x) equipment liens and financing statements relating to an Assumed Contract, (xi) any exceptions caused by Buyer, its agents, representatives or employees, (xii) [Intentionally Deleted], (xiii) mechanics liens arising directly and solely by or through the tenants under the Space Leases affecting any Property, (xiv) [Intentionally Deleted], and (xv) easements and laws, regulations, resolutions or ordinances, including, without limitation, building, zoning and environmental protection, as to the use, occupancy, subdivision, development, conversion or redevelopment of any Property currently or hereinafter imposed by any governmental or quasi-governmental body or authority.

“Permitted SD Replacement” shall have the meaning assigned thereto in Section 10.1(a).

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

“Personal Property” shall have the meaning assigned there in Section 2.1(b)(ii).

“Post-Effective Date Voluntary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“Property” or “Properties” shall have the meaning assigned thereto in “Background” paragraph A.

“Property Manager” shall mean Equity Office Management, L.L.C.

[***]

“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“Releasees” shall have the meaning assigned thereto in Section 7.4(a).

“Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Reporting Person” shall have the meaning assigned thereto in Section 15.3(c).

“Required Tenant Estoppels” shall have the meaning assigned thereto in Section 3.5(b).

“SD Letters of Credit” shall have the meaning assigned thereto in Section 10.1(a).

“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Seller Estoppels” shall have the meaning assigned thereto in Section 3.5(b).

“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.

“Sellers’ Actual Reimbursable Tenant Expenses” shall have the meaning assigned thereto in Section 10.1(d).

“Sellers’ Actual Tenant Reimbursements” shall have the meaning assigned thereto in Section 10.1(d).

“Sellers’ Knowledge” shall mean [***]

“Sellers’ Leasing Costs” shall have the meaning assigned thereto in Section 10.8.

“Seller’s Policy” shall have the meaning assigned thereto in Section 9.2(b).

“Sellers’ Reconciliation Statement” shall have the meaning assigned thereto in Section 10.1(d).

“SNDA” shall have the meaning assigned thereto in Section 3.4(i).

“Space Leases” shall have the meaning assigned thereto in Section 3.2(b).

[***]

“Surveys” shall mean those certain ALTA surveys of the Properties listed on Schedule D.

“Tenant” means the tenants under the Space Leases.

“Tenant Estoppel” shall have the meaning assigned thereto in Section 3.5(a).

“Tenant Notices” shall have the meaning assigned thereto in Section 6.1(a)(iii).

“Tenant Occupied Square Footage” shall mean the total square footage of the Property occupied by Tenants under Space Leases.

“Title Commitments” shall mean those certain owner’s title commitments issued by the Title Company as listed on Schedule E.

“Title Company” shall mean, collectively, Chicago Title Insurance Company and Fidelity National Title Insurance Company as the co-lead insurers (with the Title Policies to be written on Chicago Title Insurance Company policies) [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Title Defect” shall have the meaning assigned thereto in Section 8.3(a).

“Title Policies” shall mean CLTA owner’s title insurance policies without any endorsements issued by the Title Company insuring Buyer’s title to the Properties subject only to the Permitted Exceptions in an aggregate amount equal to the Purchase Price.

“Violations” shall mean all violations of Applicable Law relating to the Properties now or hereafter issued or noted, including any open building permits and any fines or penalties associated with the foregoing.

“Voluntary Encumbrance” shall mean with respect to each Property, title exceptions affecting such Property that are created by any Seller through the execution by any Seller of one or more instruments creating or granting such title exceptions; provided, however, that the term “Voluntary Encumbrances” as used in this Agreement shall not include the following:  (i) any Permitted Exceptions; (ii) any title exception created pursuant to a Space Lease by a tenant thereunder; (iii) any title exceptions that are approved, waived or deemed to have been approved or waived by Buyer or that are created in accordance with the provisions of this Agreement; and (iv) any title exceptions which, pursuant to a Space Lease for the Property or otherwise that are to be discharged by a tenant or occupant of the Property.

ARTICLE II

SALE, PURCHASE PRICE AND CLOSING

SECTION 2.1.  Sale of Assets.

(a)                                 On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, Sellers’ right, title and interest in the Assets. It is understood and agreed that the closing of the purchases of the Assets shall occur contemporaneously and none of the purchases of the Assets shall close unless the purchases of all of the Assets close contemporaneously.

(b)                                 The transfer of the Assets to Buyer shall include the transfer of all Asset-Related Property.  For purposes of this Agreement, “Asset-Related Property” shall mean, with respect to each Property, all of the relevant Seller’s right, title and interest in and to the following:

(i)                                     all easements, covenants and other rights appurtenant to such Property and all right, title and interest of the relevant Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining such Property and to the center line thereof;

(ii)                                  all furniture, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date be, placed in or attached to such Property and are used solely in connection with the operation of such Property, subject to Section 2.1(c)(ii) (the “Personal Property”);

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(iii)                               to the extent they may be transferred under Applicable Law without consent, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of such Property as it is presently being operated;

(iv)                              to the extent assignable without consent, all warranties, if any, issued to the relevant Seller from any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of such Property;

(v)                                 all Space Leases and all security and escrow deposits held by the relevant Seller in connection therewith, and all intangible property relating to such Property in the relevant Seller’s possession;

(vi)                              all Assumed Contracts; and

(vii)                           all books and records, tenant files, tenant lists and tenant marketing information relating to such Property, subject to Section 2.1(c)(vi).

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Assets to be sold to Buyer (collectively, the “Excluded Assets”):

(i)                                     Cash.  All cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership, operation or management of the Properties or the Assets, except to the extent amounts are to be credited or paid to Buyer pursuant to this Agreement;

(ii)                                  Third Party Property.  Any fixtures, personal property, equipment, trademarks or other intellectual property or other assets which are owned by (A) the supplier or vendor under any Contract, (B) the tenant under any Space Lease and (C) the Property Manager;

(iii)                               Insurance Claims.  Any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date subject to the terms of Section 9.2;

(iv)                              Excluded Personal Property.  The items of personal property listed on Schedule 2.1(c)(iv) attached hereto; and

(v)                                 Additional Reserved Seller Assets.  Any proprietary or confidential materials (including any relating to the background or financial condition of a present or prior direct or indirect partner or member of Sellers), the internal books and records of Sellers relating, for example, to contributions and distributions prior to the Closing, any software, the names “Blackstone”, “EOP”, “Equity Office”, “Equity Office Properties” and “Trizec”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Governmental Authority or other

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

third party with respect to any improvement, subdivision or development obligations concerning the Properties or any other real property, and any other intangible property that is not used exclusively in connection with the Properties.

SECTION 2.2.  Purchase Price.

(a)                                 Subject to the adjustments, prorations and credits provided for in this Agreement, the aggregate consideration to be paid by Buyer to Sellers for the purchase of the Assets shall be an amount equal to [***]  (the “Purchase Price”), and shall be paid by Buyer to Sellers on the Closing Date.

(b)                                 Simultaneously with the execution of this Agreement by Sellers and Buyer, Buyer shall deliver to Fidelity National Title Insurance Company, as escrow agent (in such capacity, “Escrow Agent”), cash in an amount equal to [***] (together with all accrued interest thereon, the “Earnest Money”) in immediately available funds by wire transfer to the Earnest Money Escrow Account.  The Earnest Money shall be non-refundable to Buyer except as expressly provided in this Agreement.  If the Earnest Money is not deposited by Buyer as and when due and payable hereunder, Sellers shall have the right in Sellers’ sole and absolute discretion to terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder except for those that expressly survive the termination of this Agreement.  Upon delivery by Buyer to Escrow Agent, the Earnest Money will be deposited by Escrow Agent in the Earnest Money Escrow Account, and shall be held in escrow in accordance with the provisions of Section 15.5.  All interest earned on the Earnest Money while held by Escrow Agent shall be paid to the party to whom the Earnest Money is paid, except that if the Closing occurs, Buyer shall receive a credit against the Purchase Price for such interest in accordance with the terms of this Agreement.

(c)                                  Escrow Agent shall pay a portion of the Earnest Money in the amount of $100 (the “Independent Consideration”) to Sellers upon the earlier to occur of the Closing (in which case the Independent Consideration shall be applied as a credit against the Purchase Price) or the termination of this Agreement for any reason.  The Independent Consideration constitutes bargained-for consideration for this Agreement and Buyer’s rights hereunder and is expressly acknowledged to be adequate.  The obligation of Buyer to pay the Independent Consideration to Escrow Agent, and the obligation of Escrow Agent to pay the same to Seller, are unconditional and shall survive any termination of this Agreement.

(d)                                 No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement.  Sellers and Buyer hereby agree that any adjustments to the Purchase Price pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Applicable Law.

(e)                                  This Agreement is intended to be a single unitary agreement, Sellers are required to sell all of the Properties to Buyer pursuant to the terms and provisions of this Agreement, and Buyer is required to purchase all of the Properties from Sellers pursuant to the terms and provisions of this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SECTION 2.3.  The Closing.

(a)                                 The closing of the sale and purchase of the Assets (the “Closing”) shall take place on February 29, 2016 (the “Initial Closing Date”); provided, however, (i) Sellers shall have the right to adjourn the Initial Closing Date for two (2) additional ten (10) Business Day periods in the event that Sellers are unable to satisfy the closing condition set forth in Section 5.2(e) prior to the applicable Closing Date, (ii) Buyer shall have the right to adjourn the Initial Closing Date for one (1) additional thirty (30) day period so long as Buyer delivers to Escrow Agent cash in the amount equal to [***], which amount shall be added to and deemed part of the Earnest Money, (iii) either Sellers or Buyer may adjourn the Closing for up to sixty (60) days if the conditions set forth in Sections 5.1(c), 5.1(d), 5.2(c) or 5.2(d) have not been satisfied as of the then-scheduled Closing Date, as provided in, and subject to, Section 5.4 and (iv) Buyer may adjourn the Closing for up to twenty (20) Business Days as provided in, and subject to, Section 9.2(b) (the Initial Closing Date, as the same may be extended pursuant to this Section 2.3(a), being hereinafter referred to as the “Closing Date”).  TIME SHALL BE OF THE ESSENCE WITH RESPECT TO BUYER’S AND SELLERS’ OBLIGATIONS UNDER THIS AGREEMENT (subject to such adjournments of the Closing Date as are expressly permitted by this Agreement).

(b)                                 The Closing shall be held on the Closing Date as early as possible, but in no event later than 2:00 P.M. (Eastern Standard Time) by mutually acceptable escrow arrangements.  There shall be no requirement that Sellers and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise.  Buyer and Sellers hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH SELLER

SECTION 3.1.  General Seller Representations and Warranties.  Each Seller, for itself solely, hereby represents and warrants to Buyer as follows:

(a)                                 Formation; Existence.  Each Seller is a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Power and Authority.  Each Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of each Seller.  This Agreement has been duly

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

executed and delivered by such Seller and constitute such Seller’s legal, valid and binding obligation, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)                                  No Consents.  No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or any of Seller’s obligations in connection with the transactions required or contemplated hereby as of the Effective Date, except as shown on Schedule 3.1(c).

(d)                                 No Conflicts.  Except as shown on Schedule 3.1(d), Seller’s execution, delivery and compliance with, and performance of the terms and provisions of this Agreement, and the sale of the Assets, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party in its individual capacity, or (iii) violate any Applicable Law relating to Seller or its assets or properties except, in each case, for any conflict or violation which will not materially adversely affect (A) Seller’s ability to consummate the transactions contemplated by this Agreement, (B) Seller’s interest in the Assets or (C) the operation of the Property.

(e)                                  Foreign Person.  Each Seller is not a “foreign person” as defined in Section 1445 of the Code and the regulations issued thereunder.

(f)                                   Bankruptcy.  Each Seller is not a debtor under any bankruptcy proceedings, voluntary or involuntary, and has not made an assignment for the benefit of its creditors.

(g)                                  Anti-Terrorism Laws.

(i)                                     Neither Seller nor, to Seller’s Knowledge, its Affiliates, is in violation of any laws relating to anti-corruption, anti-bribery, terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws”).

(ii)                                  Neither Seller nor, to Seller’s Knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii)                               Neither Seller, nor any Person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

SECTION 3.2.  Representations and Warranties of Sellers as to the Assets.  Subject to the information disclosed in the Asset File and Buyer’s Knowledge, each Seller, for itself solely as it relates to such Seller’s Assets, hereby represents and warrants to Buyer as follows:

(a)                                 Material Contracts.  To Sellers’ Knowledge, Schedule 3.2(a) sets forth a correct and complete list of the Material Contracts (including, for avoidance of doubt, the Assumed Contracts) affecting the Properties as of the Effective Date and, as of the Effective Date, the same have not been modified or amended except as shown on Schedule 3.2(a).  Sellers have delivered or made available to Buyer true and complete copies of the Material Contracts (including, for avoidance of doubt, the Assumed Contracts) affecting such Seller’s Property and, as of the Effective Date, no Seller has given or received any written notice of default under any such Material Contracts (including, for avoidance of doubt, the Assumed Contracts) that has not been cured or rescinded.

(b)                                 Space Leases.  As of the Effective Date, the leases listed on Schedule 3.2(b-1) (the “Space Leases”), (i) constitute all the leases, licenses and occupancy agreements relating to the Properties under which a Seller is the holder of the landlord’s interest, (ii) have not been modified or amended except as stated in Schedule 3.2(b-1), (iii) contain the entire agreement between the relevant landlord and the tenants named therein and (iv) except as set forth in Schedule 3.2(b-1), Fixed Rent and Additional Rent are currently being collected under such Space Leases without offset, counterclaim or deduction.  True and complete copies of the Space Leases in all material respects have been made available to Buyer.  As of the Effective Date, Schedule 3.2(b-2) is a true and complete list of all Leasing Costs currently outstanding with respect to the Space Leases.  As of the Effective Date, Schedule 10.1 is a true and complete list of all security deposits (whether in the form of cash, letter of credit or otherwise) held by any Seller under the Space Leases.  Except as set forth on Schedule 3.2(b-3), as of the Effective Date, Sellers have not delivered written notice of a default under a Space Lease to any of the tenants under the Space Leases to the extent such default remains uncured.  Except as set forth on Schedule 3.2(b-4), as of the Effective Date, Sellers have not received written notice of a default by the landlord under a Space Lease to the extent such default remains uncured

(c)                                  Brokerage Commissions.  As of the Effective Date, to Seller’s Knowledge, there are no unpaid brokerage commissions or finders’ fees payable by any Seller

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

with respect to the current or any renewal term of any of the Space Leases other than those set forth on Schedule 3.2(c).

(d)                                 Condemnation.  As of the Effective Date, there are no pending condemnations or eminent domain proceedings affecting any Property, and to Sellers’ Knowledge, no such action is threatened in writing against any Property.

(e)                                  Litigation.  Except as set forth on Schedule 3.2(e), as of the Effective Date, there are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, to Seller’s Knowledge, threatened in writing against Seller which, if determined adversely to such entity, would materially and adversely affect the ability of Seller to perform its material obligations hereunder.  As of the Effective Date, Sellers are not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would materially and adversely affect the ability of any Seller to perform its material obligations hereunder.

(f)                                   Employees.  Sellers do not have any employees.

(g)                                  Ground Lease.  Each Ground Lease contains the entire agreement between the ground lessor and ground lessee named therein.  Seller has not delivered a written notice of default, nor received a written notice of default, each to the extent such default remains uncured under any Ground Lease.  To Sellers’ Knowledge, each Ground Lease is in full force and effect.  A true and complete copy of the Ground Leases have been made available to Buyer.

(h)                                 Parties in Possession.  To Seller’s Knowledge, except for the tenants under the Space Leases as set forth on Schedule 3.2(b-1) and any subtenants of such tenants, there are no tenants or other persons or entities on the Properties which will have a right of possession beyond the date of Closing.

(i)                                     [***]

(j)                                    Landlord’s Work.   Schedule 3.4(h) is a true and complete (in all material respects) list of all Landlord’s Work as of the Effective Date.

SECTION 3.3.  Amendments to Schedules; Limitations on Representations and Warranties of Seller.

(a)                                 [***]

(b)                                 [***]

SECTION 3.4.  Covenants of Sellers Prior to Closing.

(a)                                 From the Effective Date until the Closing or earlier termination of this Agreement, each Seller or Seller’s agents shall:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(i)                                     [***]

(ii)                                  [***]

(iii)                               Defaults.  Advise Buyer promptly of any written notices of default received by Seller under any Space Lease at such Seller’s Property following the Effective Date.

(iv)                              Insurance.  Keep the Properties insured against fire and other hazards in such amounts and under such terms as are substantially consistent with Sellers’ existing insurance program.

(v)                                 Performance Under Space Leases and Ground Lease.  Perform, or cause its agents to perform all obligations of landlord or lessor under the Space Leases at such Seller’s Property and under the Ground Lease.  Deliver to Buyer promptly after receipt any written notices given or received by Seller and relating to any of the Space Leases or the Ground Lease.

(vi)                              Taxes, Charges, etc.  Continue to pay or cause to be paid all real estate and personal property taxes, water and sewer charges in respect of the Properties, as they become due in the ordinary course of business.

(b)                                 New Contracts.  Following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, Seller shall not enter into any third party contracts, equipment leases or other agreements affecting the Property (“New Contracts”); provided that Sellers may enter into third party contracts without Buyer’s consent if such contract (i) is necessary as a result of an emergency at such Seller’s Property or as a result of Sellers’ obligations under Section 3.4(a)(i) or (ii) is not a Material Contract and is entered into in the course of customary maintenance, repairs or operation at the Property.   All New Contracts shall be terminated by Sellers at Closing in accordance with Section 3.4(e).

(c)                                  New Space Leases.

(i)                                     [***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

If a new lease or an amendment, renewal or extension of a Space Lease requires Buyer’s consent and Buyer does not object within three (3) days after receipt of a letter of intent from Seller or its representative to enter into, amend, renew or extend such Space Lease, then Buyer shall be deemed to have approved the terms contained in such letter of intent, but Buyer must approve the actual documents effecting the applicable transaction reflected in such letter of intent; provided, that if Buyer does not object within three (3) days after receipt of such lease documents from Seller or its representatives, then Buyer shall be deemed to have approved such lease documents.

(ii)                                  If Sellers enter into any lease after the Effective Date, then unless such lease required Buyer’s approval pursuant to this paragraph and such approval was not obtained, Buyer shall assume such lease at Closing and the schedule of Space Leases attached to the Assignment of Leases shall be so modified, and such lease shall be deemed added to Schedule 3.2(b-1) and Schedule 3.2(b-1) shall be deemed amended at the Closing to include such lease.

(d)                                 Existing Management Agreements.  Sellers shall terminate the Existing Management Agreements affecting each Property with respect to such Property at or prior to Closing.  All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Sellers, and Buyer shall not have any responsibility or liability thereunder.  Sellers’ obligations under this Section 3.4(d) shall survive the Closing.

(e)                                  Terminated Contracts.  Sellers shall deliver a notice of termination at or before Closing with respect to all Contracts except the Assumed Contracts terminating such Contracts at or prior to the Closing.  All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Sellers, and Buyer shall not have any responsibility or liability therefor.  Sellers’ obligations under this Section 3.4(e) shall survive the Closing.

(f)                                   Excluded Assets.  Nothing in this Section 3.4 shall restrict Seller’s rights with respect to any Excluded Asset or give Buyer any approval, consent or other rights with respect thereto.

(g)                                  Ground Leases.  From the Effective Date until the Closing or earlier termination of this Agreement, without the prior consent of Buyer, which consent shall be in Buyer’s sole discretion, no Seller shall amend, supplement, terminate or otherwise modify any Ground Lease.

(h)                                 Landlord Work. Sellers shall use commercially reasonable efforts to perform the construction work or repairs required to be completed by the landlord pursuant to a Space Lease as more particularly described on Schedule 3.4(h) (the “Landlord Work”) on or prior to the Closing, provided that, the completion of the Landlord Work shall not be a condition precedent to Buyer’s obligations to close on the acquisition of the Assets on the Closing Date in accordance with the terms of this Agreement.  To the extent the Landlord Work is not completed by or prior to the Closing, (i) Sellers shall provide Buyer at the Closing with reasonable evidence

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

of the remaining work to be completed, amounts that remain to be paid under any contract for the Landlord Work and amounts that have been paid under any such contract(s) or otherwise prior to the Closing, (ii) the applicable Seller shall assign the contract(s), if any, for any such Landlord Work to Buyer at the Closing, (iii) Buyer shall assume at the Closing the obligations under any such contract(s) to complete such Landlord Work (and such Contracts, if any, shall be deemed to be added to Schedule 4.2(a) and Schedule 4.2(a) shall be deemed amended at Closing to include such Contracts, and (iv) in such event, Buyer shall receive a credit to the Purchase Price equal to the estimated third party costs required to be paid for the remaining construction work or repairs applicable to each applicable Landlord Work that has not been completed and for any unpaid amounts with respect to any work that has been completed but that has not been fully paid for under such contract(s) in an amount equal to 100% of the “costs remaining” for each applicable Landlord Works as set forth on Schedule 3.4(h).

(i)                                     Cooperation.  Following a written request by Buyer, Sellers shall use commercially reasonable efforts to deliver a subordination, attornment and nondisturbance agreement (each, an “SNDA”) to Buyer’s debt provider in form and substance reasonably acceptable to Sellers and Buyer; provided, however, Sellers shall not be required to incur any cost or liability in providing such SNDA and the receipt of any such SNDA shall not be a condition of Closing.

SECTION 3.5.  Tenant Estoppels.

(a)                                 Following the Effective Date, Sellers shall prepare and deliver to all tenants under the Space Leases an estoppel certificate in the form of Exhibit A attached hereto (the “Tenant Estoppel”) and request each such tenant to execute and deliver the Tenant Estoppel to Seller.  Sellers shall use commercially reasonable efforts to obtain the executed Tenant Estoppels in substantially the same form as the form attached as Exhibit A or such other form as the tenant is permitted to deliver under its respective Space Lease from such tenants (without the obligation to incur any material cost or liability in connection with such efforts or making any payments or granting any concessions under the Space Leases and without the obligation to declare any tenants in default under the Space Leases or to initiate any proceeding thereunder).  Other than as set forth in Section 3.5(b) and Section 5.2(e), (i) the receipt of any Tenant Estoppel shall not be a condition to Buyer’s obligation to close and (ii) the non-receipt of any Tenant Estoppel or any matter raised in any Tenant Estoppel shall not constitute grounds to refuse to close.  Sellers’ failure to deliver the Required Tenant Estoppels shall not constitute a default by Seller.

(b)                                 Sellers shall obtain Tenant Estoppels from (i) [***], (ii) any four (4) of the Major Tenants other than [***](the “Major Tenant Estoppel Condition”), and (iii) inclusive of the Tenant Estoppels received from the Major Tenants, tenants leasing at least [***] of the Tenant Occupied Square Footage of the Properties as of the Closing Date (collectively, the “Required Tenant Estoppels”).  [***]  Sellers shall deliver to Buyer any executed Tenant Estoppel

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

within five (5) Business Days after Seller receives such executed Tenant Estoppel from a tenant for Buyer’s review subject to the terms of this Section 3.5(b).  Buyer shall have no right to object (and the closing condition set forth in Section 5.2(e) shall be deemed to have been satisfied) if Sellers deliver to Buyer a Tenant Estoppel which is substantially in the form attached hereto as Exhibit A or such other form as is provided for in the terms hereunder or of the applicable tenant’s respective Space Lease (including a statement of lease in the form proposed by a Government Tenant with respect to each Government Lease) (subject to (a) non-material modification thereof, (b) such tenant making note of items which constitute Permitted Exceptions or items which Sellers otherwise agree to discharge, (c) modifications thereof to conform the same to the applicable Space Lease or other information delivered to Buyer prior to the Effective Date, (d) such tenant referencing a general condition statement such as “we reserve all rights” (or words of similar import) or limiting its statements “to tenant’s knowledge” (or words of similar import), (e) such tenant making an assertion that there are amounts due from Sellers to such tenant allocable to periods prior to the Closing and which, under the terms of this Agreement, Sellers have agreed to pay or give a credit to Buyer, (f) provided that such tenant does not allege a default or failure to perform a landlord obligation under the applicable Space Lease, such tenant alleging a failure of the landlord to keep the Property, building systems, or other improvements or equipment in good order and repair, (g) such tenant referencing tenant defaults or breaches or other matters described in Section 3.2(b) or Schedule 3.2(b-3) or otherwise subject to Buyer’s Knowledge, and/or (h) the addition of a knowledge qualifier to paragraph 4 or 5 of a Tenant Estoppel in the form attached as Exhibit A or the addition of a knowledge qualifier to, or the deletion of, paragraph 7 of a Tenant Estoppel in the form attached as Exhibit A) are not grounds for the buyer objecting to the estoppel).  For avoidance of doubt, if a tenant is required or permitted under the terms of its Space Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit A, then Buyer shall accept any modifications made to such form of estoppel certificate to the extent that such modifications to the form are consistent with the minimum requirements set forth in the applicable Space Lease (it being understood by Buyer that a tenant shall not be required to make any certifications not specifically enumerated in the applicable Space Lease estoppel requirements even if the applicable Space Lease requires the tenant to certify to any additional items “reasonably requested”).  Buyer’s closing condition as set forth in Section 5.2(e) shall be deemed satisfied and irrevocably waived by Buyer if the Required Tenant Estoppels have been delivered to Buyer at any time after the Effective Date and Buyer does not object in a written notice to Sellers specifying Buyer’s objections to the form of a Tenant Estoppel within three (3) Business Days after receipt thereof of such Tenant Estoppel.  Notwithstanding anything to the contrary, if Sellers are unable to obtain the Required Tenant Estoppels as of the Closing Date, Tenant Estoppels from the Major Tenants, then to satisfy such condition, but for not more than [***] of the Tenant Occupied Square Footage of the Properties as of the Closing Date and not for [***] or to satisfy the Major Tenant Estoppel Condition, Sellers may (but shall not be obligated to) deliver certificates executed by the relevant Seller in the form attached as Exhibit B hereto (the “Seller Estoppels”), which shall be dated as of the Closing Date and shall be subject to the limitations set forth in Sections 11.1, 11.3 and 11.4.  In addition, Sellers shall be released from any liability with respect to any Seller Estoppel upon the delivery to Buyer of an executed Tenant Estoppel dated no earlier than the Closing Date nor more than five (5) days after Buyer’s receipt thereof from such tenant for which Sellers have delivered such Seller Estoppel.  [***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

SECTION 4.1.  Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Sellers as follows:

(a)                                 Formation; Existence.  Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Power; Authority.  Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement, the purchase of the Assets and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)                                  No Consents.  No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Buyer or any of Buyer’s obligations in connection with the transactions required or contemplated hereby.

(d)                                 No Conflicts.  Buyer’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Assets, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, or (iii) violate any Applicable Law relating to Buyer or its assets or properties.

(e)                                  Bankruptcy.  Buyer is not a debtor under any bankruptcy proceedings, voluntary or involuntary, and has not made an assignment for the benefit of its creditors.

(f)                                   Anti-Terrorism Laws.

(i)                                     Neither Buyer nor, to Buyer’s Knowledge, its Affiliates, is in violation of the Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(ii)                                  Neither Buyer nor, to Buyer’s Knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii)                               Neither Buyer, nor any Person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

SECTION 4.2.  Covenants of Buyer.

(a)                                 Assumed Contracts.  Buyer shall assume as of the Closing certain Contracts pertaining to the operation of the Property (the “Assumed Contracts”).  For the purposes hereof, the Assumed Contracts shall only include those Contracts listed on Schedule 4.2(a).

(b)                                 National Service Contracts.  National Service Contracts shall not be assigned by Sellers and shall not be assumed by Buyer.  On or prior to Closing, Sellers shall terminate any National Service Contracts as it relates to the operation of the Properties.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

SECTION 5.1.  Conditions Precedent to Seller’s Obligations.  The obligation of Sellers to consummate the transfer of the Assets to Buyer on the Closing Date is subject to the satisfaction (or waiver by Sellers) as of the Closing Date of the following conditions:

(a)                                 Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date).

(b)                                 Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer on or before the Closing.

(c)                                  No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of any of the Assets.

(d)                                 Unless based on an executed written agreement related to the sale of the Properties to which any of the Sellers or any of their Affiliates is a party, no order has been issued by a court of competent jurisdiction relating to an action, suit or other proceeding brought by a Person (other than Sellers or an Affiliate thereof) that enjoins the transfer of the Assets.

(e)                                  Sellers shall have received all of the documents required to be delivered by Buyer under Section 6.1.

(f)                                   Sellers shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to Sellers hereunder.

SECTION 5.2.  Conditions Precedent to Buyer’s Obligations  The obligation of Buyer to purchase and pay for the Assets on the Closing Date is subject to the satisfaction (or waiver by Buyer) as of the Closing Date of the following conditions:

(a)                                 Each of the representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects (materiality to be considered with respect to the transactions contemplated hereunder in the aggregate) when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date).

(b)                                 Sellers shall have performed or complied in all material respects (materiality to be considered with respect to the transactions contemplated hereunder in the aggregate) with each obligation and covenant required by this Agreement to be performed or complied with by Sellers on or before the Closing Date.

(c)                                  No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing Date which restrains or prohibits the transfer of any of the Assets.

(d)                                 Unless based on an executed written agreement to which Buyer or any of its Affiliates is a party relating to the acquisition or sale of the Properties, no order has been issued by a court of competent jurisdiction relating to an action, suit or other proceeding brought by a Person (other than Buyer or an Affiliate thereof) that enjoins the transfer of the Assets.

(e)                                  Buyer shall have received the Required Tenant Estoppels pursuant to Section 3.5(b).

(f)                                   Buyer shall have received all of the documents required to be delivered by Sellers under Section 6.2.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SECTION 5.3.  Waiver of Conditions Precedent.  The occurrence of the Closing shall constitute conclusive evidence that Sellers and Buyer have respectively waived any conditions which are not satisfied as of the Closing.

SECTION 5.4.  Failure of Certain Conditions.  Notwithstanding anything in this Agreement to the contrary, in the event that any of the conditions set forth in Sections 5.1(c), 5.1(d), 5.2(c), or 5.2(d) is not satisfied as of the Closing Date, neither Sellers nor Buyer, as applicable, shall be entitled to terminate this Agreement, but in such event, the Closing shall be adjourned for up to sixty (60) days, during which time Sellers or Buyer, as applicable, shall use good faith, diligent efforts to resolve the applicable issue and to satisfy the applicable condition.  If such condition is not satisfied as of the date that is sixty (60) days, then such condition shall be deemed unsatisfied entitling Sellers or Buyer, as applicable, to terminate this Agreement by giving written notice to other party and Escrow Agent, in which event, the Independent Consideration shall be paid to Sellers and the balance of the Earnest Money shall be returned to Buyer and, thereafter, the parties hereto shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement.

ARTICLE VI

CLOSING DELIVERIES

SECTION 6.1.  Buyer Closing Deliveries.  Buyer shall deliver the following documents to the Escrow Agent on or before the Closing Date:

(a)                                 With respect to the Assets:

(i)                                     an assignment and assumption of the relevant Seller’s interest in the Space Leases for the Properties (the “Assignment of Leases”) duly executed by Buyer in substantially the form of Exhibit C attached hereto;

(ii)                                  an assignment and assumption of the Assumed Contracts for the Properties (the “Assignment of Contracts”) duly executed by Buyer in substantially the form of Exhibit D attached hereto;

(iii)                               notice letters to the tenants at the Properties (the “Tenant Notices”) duly executed by Buyer, in substantially the form of Exhibit E attached hereto, which Tenant Notices Buyer shall, at Buyer’s sole cost and expense, either mail to each tenant by certified mail, return receipt requested or hand-deliver to each tenant (and Buyer shall provide proof of delivery thereof to Sellers promptly following the Closing);

(iv)                              the assignment of all licenses, permits, warranties and intangibles with respect to the Properties to the extent assignable (but excluding any Excluded Assets) (the “Assignment of Licenses, Permits, Warranties and General Intangibles”) duly executed by Buyer in substantially the form of Exhibit F attached hereto; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(v)                                 the assignment and assumption of each Ground Lease duly executed by Buyer in substantially the form of Exhibit K-1 attached hereto and Exhibit K-2 attached hereto, as applicable (each, an “Assignment of Ground Lease”).

(b)                                 With respect to the transactions contemplated hereunder:

(i)                                     all transfer tax returns to the extent required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Sellers and Buyer and duly executed by Buyer;

(ii)                                  A duly executed preliminary change of ownership report for each Property; and

(iii)                               a closing statement prepared and approved by Sellers and Buyer, consistent with the terms of this Agreement (the “Closing Statement”) duly executed by Buyer.

SECTION 6.2.  Sellers Closing Deliveries.  Sellers shall deliver the following documents to the Escrow Agent on or before the Closing Date:

(a)                                 With respect to the Assets:

(i)                                     a deed (the “Deed”) for each Property in substantially the form of Exhibit G attached hereto duly executed by the relevant Seller;

(ii)                                  the Assignment of Leases for each Property duly executed by the relevant Seller;

(iii)                               each Assignment of Ground Lease duly executed by the relevant Seller;

(iv)                              a bill of sale for each Property duly executed by the relevant Seller in substantially the form of Exhibit H attached hereto, relating to all fixtures, chattels, equipment and articles of Personal Property owned by such Seller which are currently located upon or attached to such Property and used solely in connection with the operation of such Property (but not including items owned or leased by tenants, the Property Manager, or which are leased by Sellers or any Excluded Assets);

(v)                                 the Assignment of Contracts for each Property duly executed by the relevant Seller and the Master Assignment duly executed by the relevant Seller;

(vi)                              the Tenant Notices for each Property duly executed by the relevant Seller;

(vii)                           an affidavit that each Seller is not a “foreign person” within the meaning of Section 1445 of the Code, in substantially the form of Exhibit I attached hereto, and, if required, a duly executed original California State Form 593-C certificate for each Seller

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

sufficient to exempt such Seller from any California state withholding requirement with respect to the sale contemplated by this Agreement;

(viii)                        the Assignment of Licenses, Permits, Warranties and General Intangibles for each Property duly executed by the relevant Seller;

(ix)                              evidence of the termination of the Existing Management Agreements with respect to each Property and any Contracts that are not Assumed Contracts;

(x)                                 to the extent in Sellers’ possession, copies of the Space Leases referred to in the Assignment of Leases, which delivery may be satisfied by delivery of the on-site property management office at the Properties; and

(b)                                 With respect to the transactions contemplated hereunder,

(i)                                     all transfer tax returns to the extent required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Sellers and Buyer and duly executed by Sellers; and

(ii)                                  a Closing Statement duly executed by Sellers.

SECTION 6.3.  Cooperation.

(a)                                 Cooperation.  In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), Sellers shall use commercially reasonable efforts after the Closing to provide Buyer, at no cost to Sellers, with the economic benefits of such property by enforcing such property (at Buyer’s direction) for the benefit and at the expense of Buyer.  The provisions of this Section 6.3(a) shall survive the Closing.

(b)                                 Government Lease.  Buyer hereby agrees to execute and deliver a novation or other agreement as may be required by each Government Tenant in connection with the assignment of the Government Leases to Buyer (the “Novation Agreements”), provided that Buyer agrees that the delivery of the Novation Agreements shall not be a condition to Closing.  In the event a Government Tenant requires the applicable Seller to remain liable under the applicable Government Lease after the Closing Date, Buyer hereby agrees to indemnify and hold harmless Seller against any Losses arising out of such Government Lease after the Closing Date except to the extent such Losses are the result of any action taken by Seller, or its Affiliates with respect to such Government Lease.  The terms of Schedule 6.3(b)-2 shall be applicable to the Government Leases from and after the Closing.  The provisions of this Section 6.3(b) shall survive the Closing.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE VII

INSPECTIONS; RELEASE

SECTION 7.1.  Right of Inspection.  From and after the Effective Date and through the earlier of Closing or the earlier termination of this Agreement in accordance with the terms hereof, Buyer and its agents, attorneys, advisors and consultants shall have the right, upon reasonable prior written notice (which may be by email) to Sellers (which shall in any event be at least twenty-four (24) hours in advance) and at Buyer’s sole cost, risk and expense to inspect the Properties during business hours on Business Days, provided that any such inspection shall not unreasonably impede the normal day-to-day business operation of the Property, and provided further that Sellers shall be entitled to accompany Buyer and its agents on such inspection.  Notwithstanding the foregoing, Buyer shall not have the right to interview tenants or subtenants under Space Leases without the prior written consent of Sellers not to be unreasonably withheld, conditioned or delayed or to do any invasive testing of the Property without the prior written consent of Sellers in its sole discretion, and Sellers shall be entitled to accompany Buyer and its agents on any such permitted interviews and testing.  Buyer’s right of inspection of the Property shall be subject to the rights of tenants under the Space Leases.  Prior to any such inspection, Buyer shall deliver to Sellers certificates reasonably satisfactory to Sellers evidencing that Buyer’s and agents carry and maintain such general liability insurance policies with such companies and in such scope and amounts as are acceptable to Sellers in its reasonable discretion, in all cases naming Sellers as an additional insured and loss payee thereunder.  Buyer hereby indemnifies and agrees to defend and hold Sellers and Seller-Related Entities (as defined below) harmless from and against any Losses arising out of, resulting from relating to or in connection with or from damage to property or injury to persons arising from any such inspection by Buyer or its agents and (ii) any breach of the provisions of this Section 7.1.  The provisions of this Section 7.1 shall survive the Closing or the termination of this Agreement.

SECTION 7.2.  DISCLAIMER.  ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE ASSET IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKE NO (AND EXPRESSLY DISCLAIM ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS SET FORTH IN THIS AGREEMENT.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE ASSET NOR SHALL SELLERS BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS OR OTHER INFORMATION PERTAINING TO THE ASSET OR THE OPERATION THEREOF, OR THE GROUND LEASE, FURNISHED BY SELLERS, ITS REPRESENTATIVES OR OTHER PERSON ACTING ON SELLERS’ BEHALF EXCEPT AS SET FORTH IN THIS AGREEMENT.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SECTION 7.3.  EXAMINATION; NO CONTINGENCIES.

(a)                                 IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLERS, OR ANY PARTNER OF SELLERS, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLERS WITH RESPECT TO THE ASSET, THE CONDITION OF THE ASSET OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.  BUYER’S OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY CONTINGENCIES, DILIGENCE OR CONDITIONS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLERS AT CLOSING, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSETS OR THE CONDITION OF THE ASSETS.  BUYER AGREES THAT THE ASSETS WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSETS, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLERS AT CLOSING.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLERS AT CLOSING, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE WITHOUT STATUTORY, EXPRESS OR IMPLIED WARRANTY, REPRESENTATION, AGREEMENT, STATEMENT OR EXPRESSION OF OPINION OF OR WITH RESPECT TO THE CONDITION OF THE ASSET OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, (I) ANY AND ALL STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATED TO THE SUITABILITY FOR HABITATION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, (II) ANY STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE, BY ANY DESCRIPTION OF THE ASSETS OR BY OPERATION OF LAW, AND (III) ALL OTHER STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES BY SELLERS WHATSOEVER.  BUYER ACKNOWLEDGES THAT BUYER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)                                 FOR PURPOSES OF THIS AGREEMENT, THE TERM “CONDITION OF THE ASSET” MEANS THE FOLLOWING MATTERS:

(i)                                     PHYSICAL CONDITION OF THE PROPERTY.  THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTIES; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY, THE LOCATION OF THE PROPERTIES IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA, THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTIES AND THE IMPROVEMENTS LOCATED THEREON.  “HAZARDOUS MATERIALS” MEANS (A) THOSE SUBSTANCES INCLUDED WITHIN THE DEFINITIONS OF ANY ONE OR MORE OF THE TERMS “HAZARDOUS SUBSTANCES,” “TOXIC POLLUTANTS”, “HAZARDOUS MATERIALS”, “TOXIC SUBSTANCES”, AND “HAZARDOUS WASTE” IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ. (AS AMENDED), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, 49 U.S.C. SECTIONS 1801 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 AS AMENDED, 42 U.S.C. SECTION 6901 ET SEQ., SECTION 311 OF THE CLEAN WATER ACT, 15 U.S.C.  § 2601 ET SEQ., 33 U.S.C. § 1251 ET SEQ., 42 U.S.C. 7401 ET SEQ., THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 2601 ET SEQ, AND THE REGULATIONS AND PUBLICATIONS ISSUED UNDER ANY SUCH LAWS, (B) PETROLEUM, RADON GAS, LEAD BASED PAINT, ASBESTOS OR ASBESTOS CONTAINING MATERIAL AND POLYCHLORINATED BIPHENYLS AND (C) MOLD OR WATER CONDITIONS WHICH MAY EXIST AT THE PROPERTIES OR OTHER SUBSTANCES, WASTES OR MATERIALS LISTED OR DEFINED BY ANY STATE OR LOCAL STATUTES, REGULATIONS AND ORDINANCES PERTAINING TO THE PROTECTION OF HUMAN HEALTH AND THE ENVIRONMENT.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(ii)                                  ADEQUACY OF THE ASSET.  THE ECONOMIC FEASIBILITY, CASH FLOW AND EXPENSES OF THE ASSETS, AND HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY AND ADEQUACY OF THE PROPERTIES FOR ANY PARTICULAR USE OR PURPOSE.

(iii)                               LEGAL COMPLIANCE OF THE ASSET.  THE COMPLIANCE OR NON-COMPLIANCE OF SELLERS OR THE OPERATION OF THE ASSETS OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF, (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE ASSET, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE ASSETS THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE ASSETS UNDER ANY APPLICABLE LEGAL REQUIREMENTS AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE ASSETS.

(iv)                              MATTERS DISCLOSED IN THE SCHEDULES AND THE ASSET FILE.  THOSE MATTERS REFERRED TO IN THIS AGREEMENT AND THE DOCUMENTS LISTED ON THE SCHEDULES ATTACHED HERETO AND THE MATTERS DISCLOSED IN THE ASSET FILE OR BUYER’S ACTUAL KNOWLEDGE.

(v)                                 INSURANCE.  THE AVAILABILITY, COST, TERMS AND COVERAGE OF LIABILITY, HAZARD, COMPREHENSIVE AND ANY OTHER INSURANCE OF OR WITH RESPECT TO THE ASSETS.

(vi)                              CONDITION OF TITLE.  SUBJECT TO SECTION 8.3, THE CONDITION OF TITLE TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, VESTING, LEGAL DESCRIPTION, MATTERS AFFECTING TITLE, TITLE DEFECTS, LIENS, ENCUMBRANCES, BOUNDARIES, ENCROACHMENTS, MINERAL RIGHTS, OPTIONS, EASEMENTS, AND ACCESS; VIOLATIONS OF RESTRICTIVE COVENANTS, ZONING ORDINANCES, SETBACK LINES, OR DEVELOPMENT AGREEMENTS; THE AVAILABILITY, COST, AND COVERAGE OF TITLE INSURANCE; LEASES, RENTAL AGREEMENTS, OCCUPANCY AGREEMENTS, RIGHTS OF

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

PARTIES IN POSSESSION OF, USING, OR OCCUPYING THE PROPERTY; AND STANDBY FEES, TAXES, BONDS AND ASSESSMENTS.

SECTION 7.4.  RELEASE.  (a)  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER HEREBY AGREES THAT SELLERS, AND EACH OF SELLERS’ PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLY ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE ASSETS, THE PROPERTIES, OR THE GROUND LEASES, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE ASSETS OR THE PROPERTIES OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (A) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE PROPERTIES REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTIES, (B) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE ASSETS, (C) ANY AND ALL MATTERS RELATED TO THE ASSETS OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE ASSETS AND EACH PART THEREOF, (D) ANY AND ALL MATTERS RELATED TO THE CURRENT OR FUTURE ZONING OR USE OF THE PROPERTIES, AND (E) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTIES REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTIES; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL RELEASEES BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR SELLERS’ OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS.  BUYER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTIONS 9601 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT, 42 U.S.C. § 6901 ET SEQ., THE FEDERAL

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

WATER POLLUTION CONTROL ACT, 33 U.S.C. § 2601 ET SEQ., THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 2601 ET SEQ., THE CLEAN WATER ACT, 33 U.S.C. § 1251 ET SEQ., THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ., THE HAZARDOUS MATERIALS TRANSPORTATION ACT, 49 U.S.C. § 1801 ET SEQ., THE OCCUPATIONAL SAFETY AND HEALTH ACT, 29 U.S.C. § 651 ET SEQ., AND SIMILAR STATE AND LOCAL ENVIRONMENTAL LAWS (AS SUCH LAWS AND STATUTES MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), OR ANY APPLICABLE LAWS WHICH REGULATE OR CONTROL HAZARDOUS MATERIALS, POLLUTION, CONTAMINATION, NOISE, RADIATION, WATER, SOIL, SEDIMENT, AIR OR OTHER ENVIRONMENTAL MEDIA, OR  AN ACTUAL OR POTENTIAL SPILL, LEAK, EMISSION, DISCHARGE, RELEASE OR DISPOSAL OF ANY HAZARDOUS MATERIALS OR OTHER MATERIALS, SUBSTANCES OR WASTE INTO WATER, SOIL, SEDIMENT, AIR OR ANY OTHER ENVIRONMENTAL MEDIA, DIRECTLY OR INDIRECTLY, AGAINST THE RELEASEES OR THEIR AGENTS IN CONNECTION WITH CLAIMS DESCRIBED ABOVE.

(b)                                 IN THIS CONNECTION AND TO THE GREATEST EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW KNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGE, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLERS FROM ANY SUCH UNKNOWN CLAIMS, DEBTS, AND CONTROVERSIES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLERS BY BUYER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER.

(c)                                  THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION AND, IN THAT REGARD, BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS AND BENEFITS IT MAY NOW HAVE OR HEREAFTER ACQUIRE UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Buyer’s Initials

(d)                                 SELLERS HAVE GIVEN BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEING TO THE PROVISIONS OF THIS SECTION 7.4.  THE PROVISIONS OF THIS SECTION 7.4 SHALL SURVIVE THE CLOSING AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT THE CLOSING.

ARTICLE VIII

TITLE AND PERMITTED EXCEPTIONS

SECTION 8.1.  Title Insurance and Survey.  Sellers’ fee simple and leasehold interests in the Properties, as applicable, shall be sold and are to be conveyed, and Buyer agrees to purchase Sellers’ fee simple and leasehold interests in the Properties, as applicable, subject only to the Permitted Exceptions and the provisions of this Article VIII.

SECTION 8.2.  Title Commitment; Survey.  Except as expressly set forth in Section 8.3(a), all title exceptions and matters set forth in the Title Commitments and on the Surveys shall be deemed Permitted Exceptions and are hereby approved by Buyer.  Buyer is solely responsible for obtaining any updated title commitments, surveys, or any other title related matters Buyer desires with respect to the Properties.

SECTION 8.3.  Certain Exceptions to Title; Inability to Convey.

(a)                                 If Sellers are unable to convey fee or leasehold title, as applicable, to the Properties subject only to the Permitted Exceptions, and such failure would have a material adverse effect on the use, operation or value of the Properties in Buyer’s reasonable judgment on an aggregate basis (such event, a “Title Defect”), then if Buyer has not, at least five (5) Business Days prior to the Closing Date, given notice to Sellers that Buyer is willing to waive such Title Defect, Buyer may elect, as its sole and exclusive remedy therefore, to either (x) pursue the applicable remedies in Section 13.2, (y) terminate this Agreement by giving written notice to Sellers and Escrow Agent, in which event, the Independent Consideration shall be paid to Sellers and the balance of the Earnest Money shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (z) waive such Title Defects, in which event such Title Defects shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.  Sellers may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense any title matters which are not Permitted Exceptions, and shall be entitled to a reasonable adjournment of the Closing (not to exceed sixty (60) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of such title matter.  Notwithstanding anything in this Agreement to the contrary, Sellers shall be obligated at Closing to cause the release or discharge of (i) any

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Voluntary Encumbrance created by Sellers on or after the Effective Date (each, a “Post-Effective Date Voluntary Encumbrance”), and (ii) any lien encumbering the Properties that is not a Permitted Exception that may be removed by the payment of a sum of money (each, a “Monetary Encumbrance”)[***]  The parties acknowledge and agree that Sellers shall have the right to apply or cause Escrow Agent to apply all or any portion of the Purchase Price to cause the release of any Post-Effective Date Voluntary Encumbrance or any Monetary Encumbrance.

(b)                                 Except as expressly set forth in Section 8.3(a), nothing contained in this Agreement shall be deemed to require Sellers to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor.

(c)                                  Buyer agrees to purchase Sellers’ interest in the Properties subject to any and all Violations, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on any Property.  Sellers shall have no duty to remove or comply with, subject to Section 3.4(a)(i), or repair any condition, matter or thing whether or not noted, which, if noted, would result in a Violation being placed on any Property.  Sellers shall have no duty to remove or comply with or, subject to Section 3.4(a)(i), repair any of the aforementioned Violations (and shall have no duty to remove or close any open building permits), or other conditions, and Buyer shall accept the Properties subject to all such Violations (and any open building permits), the existence of any conditions at the Properties which would give rise to such Violations (and any open building permits), if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price.

SECTION 8.4.  Buyer’s Right to Accept Title.

(a)                                 Notwithstanding the foregoing provisions of this Article VIII, Buyer may, by notice given to Sellers at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement, elect to accept such title as Sellers can convey, notwithstanding the existence of any title exceptions which are not Permitted Exceptions.  In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Sellers for damages or otherwise by reason of the existence of any title exceptions which are not Permitted Exceptions.

(b)                                 Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (i) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Sellers, (ii) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transactions contemplated by this Agreement without reduction of or set off against the Purchase Price, and (iii) the Closing shall not be delayed as a result of Buyer’s request hereunder.

SECTION 8.5.  Cooperation.  In connection with obtaining the Title Policy, Buyer and Sellers, as applicable, and to the extent requested by the Title Company, shall deliver

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

to the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Sellers and (ii) the authority of the respective signatories of Sellers and Buyer to bind Sellers and Buyer, as the case may be, and (b) a certificate of good standing of each Seller.  In addition, each Seller will deliver to the Title Company at Closing, if and to the extent requested by Title Company, an owner’s title affidavit substantially in the form attached hereto as Exhibit J (the “Owner’s Affidavit”).

ARTICLE IX

TRANSACTION COSTS; RISK OF LOSS

SECTION 9.1.  Transaction Costs.

(a)                                 Buyer and Sellers agree to comply with all real estate transfer tax laws applicable to the sale of the Assets.  [***] Any other closing costs shall be allocated in accordance with local custom.  Sellers and Buyer shall pay their respective shares of prorations as hereinafter provided.  Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(b)                                 Each party to this Agreement shall indemnify the other parties and their respective successors and assigns from and against any and all Losses which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section.  The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement.

SECTION 9.2.  Risk of Loss  .

(a)                                 If, on or before the Closing Date, the Property or any portion thereof shall be (a) damaged or destroyed by fire or other casualty or (b) taken as a result of any condemnation or eminent domain proceeding, Seller shall promptly notify Buyer.

(b)                                 [***]

(c)                                  [***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(d)                                 [***]

(e)                                  [***]

ARTICLE X

ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Sellers and Buyer as of 11:59 P.M. on the day preceding the Closing, based upon a 365-day year, with Buyer being deemed to be the owner of the Assets during the entire day of the Closing Date and being entitled to receive all operating income of the Assets, and being obligated to pay all operating expenses of the Assets, with respect to the Closing Date and the net amount thereof under this Article X shall be added to (if such net amount is in Sellers’ favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing:

SECTION 10.1.  Fixed Rents and Additional Rents.

(a)                                 All fixed rents (collectively, “Fixed Rents”),  amounts payable under any Space Lease for “percentage rent” or the payment based upon a percentage of the tenant’s business during a specified annual or other period (the “Percentage Rent”), and Additional Rent (as hereinafter defined) (Fixed Rents, Percentage Rents and Additional Rent being together referred to herein as “Rents”) paid by or paid to tenants under the Space Leases in connection with the tenants’ occupancy of the Assets and other tenant charges shall be prorated as provided in this Section 10.  Notwithstanding anything to the contrary contained in this Agreement, Sellers shall deliver or provide a credit at Closing to Buyer in an amount equal to all prepaid rentals for periods from and after the Closing Date and all cash security deposits (to the extent the foregoing were made by tenants under the Space Leases and are not applied in accordance with this Agreement or forfeited prior to the Closing) as set forth on Schedule 10.1.  Sellers and Buyer agree that the portion of Schedule 10.1 that is under the heading “Extra Deposits” discloses certain Space Leases for which Sellers are holding a larger security deposit or letter of credit, as applicable, than is required pursuant to the terms of the applicable Space Lease. In the event that prior to Closing a Tenant under any such Space Lease requests a refund of such larger security deposit, or posts a replacement letter of credit in a lower amount, as applicable and in accordance with the terms of the applicable Space Lease, Sellers shall be permitted to refund such security deposit or accept such replacement letter of credit (and return the existing letter of credit) without Buyer’s consent (each, a “Permitted SD Replacement”) and, in such event, Sellers shall only provide a credit at Closing in an amount equal to the lower amount, and shall only be required to deliver the lower replacement letter of credit, as applicable.  Sellers shall also deliver to Buyer at Closing any original security deposits that are held in the form of letters of credit (the “SD Letters of Credit”) and completed transfer forms for the purpose of transferring such SD Letters of Credit to Buyer if the same are transferable, at Buyer’s sole cost (including payment of any third party transfer fees and expenses); if any of the SD Letters of Credit is not transferable, Seller shall request the tenants obligated under such SD Letters of Credit to cause new letters of credit to be issued in favor of Buyer in replacement thereof and in the event such a new letter of credit is not issued in favor of Buyer by Closing, Buyer shall diligently pursue such replacement

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

after Closing and Sellers shall take all reasonable action, as directed by Buyer in writing and at Buyer’s expense, in connection with the presentment of such SD Letters of Credit for payment as permitted under the terms of the applicable Space Lease, and in consideration of Sellers’ agreement as aforesaid, Buyer shall indemnify, defend and hold Sellers harmless from any liability, damage, loss, cost or expense resulting from an alleged wrongful drawing upon any of the SD Letters of Credit after the Closing.  A list of the required security deposit amounts under each of the Space Leases and the amount of each unapplied tenant security deposit held by Sellers under each of the Space Leases as of the Effective Date is set forth on Schedule 10.1 regardless of whether held in cash or otherwise.  Rents that are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date.  Rather, Buyer shall cause any such delinquent rent (or payable but unpaid rent) for the period prior to Closing to be remitted to Sellers if, as and when collected all in accordance with the terms of this Agreement.  At Closing, Sellers shall deliver to Buyer a schedule of all such delinquent or payable but unpaid rent.  Buyer shall include such delinquencies (or unpaid amounts) in its normal billing and, for a period of twelve (12) months after Closing, shall in good faith use commercially reasonable efforts to pursue the collection of such past due Rents after the Closing Date (but Buyer shall not be required to litigate in connection with the recovery from tenants of such delinquencies or other unpaid amounts or declare a default under the applicable Space Lease). [***]  For a period of twelve (12) months after Closing, Buyer may not waive any delinquent (or unpaid) rents or modify a Space Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Sellers are entitled to receive a share of charges or amounts without first obtaining Sellers’ written consent.  Sellers shall have no right to and hereby waive any right to, pursue any remedy for damages against any tenant at the Properties owing delinquent rents and any other amounts to Sellers (including, without limitation, the prosecution of one or more lawsuits); provided that such waiver relates solely to any claims Sellers may have against such tenants for delinquencies at the Properties.  With respect to delinquent or other uncollected rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Assets as of the Closing Date, Sellers shall retain all of the rights relating thereto.  For the purposes of this provision, the term “Additional Rent” shall mean amounts payable under any Space Lease for (i) so-called common area maintenance or “CAM” charges, and (ii) so-called “escalation rent” or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter’s wages or insurance or other expenses of the Assets or otherwise and to the extent that a Space Lease provides for base year amounts for operating expenses or taxes, such base year amounts shall be prorated in determining Additional Rent with respect to such Space Lease.  As to any Additional Rent in respect of an accounting period that shall have expired prior to the Closing but which is payable after the Closing, Buyer shall pay the entire amount over to Sellers upon Buyer’s receipt thereof. Buyer shall include such Additional Rent delinquencies (or unpaid amounts) in its normal billing and shall in good faith use commercially reasonable efforts to pursue the collection of such past due Additional Rent after the Closing

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Date (but Buyer shall not be required to litigate in connection with the recovery from tenants of such delinquencies or other unpaid amounts).

(b)                                 [Intentionally Omitted]

(c)                                  To the extent that any portion of Percentage Rent is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Percentage Rent shall be prorated between Sellers and Buyer at the Closing based on such estimated payments actually paid by tenants (i.e., with Sellers entitled to retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs (on a pro-rata basis for any partial months), Sellers to pay to Buyer at the Closing all monthly or other periodic installments of such amounts theretofore received by Sellers with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and Sellers and Buyer to apportion as of the Closing all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs).  At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Percentage Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between Sellers and Buyer.  If, with respect to any tenant, the recalculated Percentage Rent exceeds the estimated amount paid by such tenant, upon collection from the tenant, such excess shall be apportioned between Sellers and Buyer as of the Closing in accordance this Section 10.1.  If, with respect to any tenant, the recalculated Percentage Rent is less than the estimated amount paid by such tenant, such shortfall shall be apportioned between Sellers and Buyer as of the Closing, with Sellers paying to Buyer the portion of such shortfall so allocable to Sellers.

(d)                                 In order to enable Buyer to make any year-end reconciliations of tenant reimbursements of Additional Rent for the year in which the Closing takes place after the end thereof, Sellers shall determine the amount actually paid or incurred by Sellers in connection with the expenses used to calculate the Additional Rent for the portion of the year of closing during which Sellers owned the Properties (“Sellers’ Actual Reimbursable Tenant Expenses”) and the Additional Rent (excluding any Percentage Rent) for such actually paid to Sellers by tenants for the portion of the calendar year in which the Closing occurs (the “Closing Year”) during which Seller owned the Properties (“Sellers’ Actual Tenant Reimbursements”).  On or before the date that is ninety (90) days after Closing, Sellers shall deliver to Buyer a reconciliation statement certified by Sellers, to Sellers’ knowledge, to be true and correct in all material respects (“Sellers’ Reconciliation Statement”) setting forth (i) Sellers’ Actual Reimbursable Tenant Expenses, (ii) Sellers’ Actual Tenant Reimbursements, and (iii) a calculation of the difference, if any, between the two (i.e., establishing that Sellers’ Actual Reimbursable Tenant Expenses were either more or less than or equal to Sellers’ Actual Tenant

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Reimbursements) and (iv) all supporting documentation required to be delivered under any of the Space Leases relating thereto.  Buyer shall include all such information (other than the Sellers’ certificate) in the annual reconciliation statement to each tenant under a Space Lease.  Sellers covenant and agree to provide Buyer with reasonable access to the books and records pertaining to such tenant reimbursements, and to otherwise reasonably cooperate with Buyer (at no material out-of-pocket cost to Sellers) for the purpose of enabling Buyer to adequately respond to any claim by tenants for reimbursement of tenant reimbursements previously paid by such tenants.  Any amount due Sellers pursuant to the foregoing calculation (in the event Sellers’ Actual Tenant Reimbursements are less than Sellers’ Actual Reimbursable Tenant Expenses) shall be paid to Sellers within thirty (30) days after Buyer has received the applicable amounts from the applicable tenants.  Any amounts due to tenants (in the event Sellers’ Actual Tenant Reimbursements are more than Sellers’ Actual Reimbursable Tenant Expenses) shall be paid by Sellers to Buyer at the same time Sellers deliver the Sellers’ Reconciliation Statement to Buyer. If Buyer is paid any such amount by Sellers, Buyer thereafter shall be obligated to remit the applicable portion to the particular tenants entitled thereto in connection with the year-end reconciliation process with such tenants.  Buyer shall indemnify, defend, and hold Sellers and the other seller related parties harmless from and against any Losses arising out of or resulting from Buyer’s failure to remit any amounts actually received from Sellers to tenants in accordance with the provisions hereof.  If Buyer has directly or indirectly transferred its interest in any part of the Asset to a successor-in-interest or assignee prior to such date, then, on or before the transfer of such interest, Buyer shall (i) in writing expressly obligate such successor-in-interest or assignee to be bound by the provisions of this Section, and (ii) deliver written notice of such transfer to Sellers, and thereafter Sellers shall make the deliveries specified above with respect to the Property to Buyer’s successor-in-interest or assignee.

(e)                                  Buyer shall be responsible for the reconciliation with tenants of Additional Rent and tenant reimbursements thereof for any calendar year prior to the year in which the Closing takes place (the “Pre-Closing Year”).  On or before the date that is thirty (30) days after Closing, (i) Sellers shall determine the amount actually paid or incurred by Sellers in connection with the expenses used to calculate the Additional Rent for the Pre-Closing Year (“Sellers’ Actual Pre-Closing Year Reimbursable Tenant Expenses”) and the Additional Rent (excluding any Percentage Rent) actually paid to Sellers by tenants for the Pre-Closing Year (“Sellers’ Actual Pre-Closing Year Tenant Reimbursements”), and (ii) Sellers shall deliver to Buyer a reconciliation statement certified by Sellers, to Sellers’ knowledge, to be true and correct in all material respects (“Sellers’ Pre-Closing Year Reconciliation Statement”) setting forth (a) Sellers’ Actual Pre-Closing Year Reimbursable Tenant Expenses, (b) Sellers’ Actual Pre-Closing Year Tenant Reimbursements, (c) a calculation of the difference, if any, between the two (i.e., establishing that Sellers’ Actual Pre-Closing Year Reimbursable Tenant Expenses were either more or less than or equal to Sellers’ Actual Pre-Closing Year Tenant Reimbursements) and (d) all supporting documentation required to be delivered under any of the Space Leases relating thereto.  If the amount of tenant reimbursements collected by Sellers for the Pre-Closing Year is less than the amount of costs paid by Sellers for the Pre-Closing Year such period in connection with the expenses used to calculate the Additional Rent, then Buyer will bill the tenants for such amounts and will use good faith efforts for a period of twelve (12) months after Buyer delivers such statements to tenants to collect such amounts on Sellers’ behalf and shall pay such amounts

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

to Sellers within thirty (30) days after Buyer receives such amounts from the applicable tenants.  If the amount of tenant reimbursements collected by Sellers for the Pre-Closing Year exceeds the amount of costs paid by Sellers with respect to the Pre-Closing Year, then Sellers shall deliver to Buyer any amounts to true-up such amount when Sellers deliver the Sellers’ Pre-Closing Year Reconciliation Statement to Buyer.  In connection with the foregoing, Sellers shall be permitted to make and retain copies of all Space Leases and all billings concerning tenant reimbursements for the Pre-Closing Year, and Buyer covenants and agrees to provide Sellers with reasonable access to the books and records pertaining to such tenant reimbursements, and to otherwise reasonably cooperate with Sellers (at no material out-of-pocket cost to Buyer) for the purpose of enabling Sellers to adequately respond to any claim by tenants for reimbursement of tenant reimbursements previously paid by such tenants for the Pre-Closing Year.  The provisions of this Section shall survive the Closing.  For a period of twelve (12) months after Buyer delivers such statements to tenants, Buyer may not waive any amounts shown as payable by any tenants under the Space Lease as shown on the Seller’s Pre-Closing Year Reconciliation Statement so as to reduce or otherwise affect amounts owed thereunder for the Pre-Closing Year without first obtaining Sellers’ written consent.  Sellers shall have no right to, and hereby waive any right to, pursue any remedy for damages against any tenant for any such amounts (including, without limitation, the prosecution of one or more lawsuits).

(f)                                   For a period of twelve (12) months after Closing, Buyer shall furnish to Sellers, upon Sellers’ request, a reporting of rents which have been collected by Buyer after the Closing with respect to Space Leases with delinquent Rents as of the Closing.

SECTION 10.2.  Taxes and Assessments.  All non-delinquent real estate taxes and personal property taxes and assessments with respect to the Assets for the tax year in which the Closing occurs shall be prorated between Sellers and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period).  Sellers shall be responsible for the payment of any real estate and personal property taxes that are delinquent before the Closing.  In no event shall Sellers be charged with or be responsible for any increase in the taxes on the Assets resulting from the sale of the Assets contemplated by this Agreement, any change in use of the Assets or Properties on or after the Closing Date, or any improvements made or leases entered into on or after the Closing Date.  If any assessments on the Assets or Properties are payable in installments, then the installment allocable to the period in which the Closing occurs shall be prorated (with Buyer being allocated the obligation to pay any installments due on or after the Closing Date).

SECTION 10.3.  Water and Sewer Charges.  Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by tenants of the Asset pursuant to such tenants’ Space Leases, for which no adjustment shall be made), shall be adjusted and prorated on the basis of the fiscal period for which assessed.  If there is a water meter, or meters, on the Assets, Sellers agrees that it shall at the Closing furnish a reading of same to a date not more than thirty (30) days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills.  Unmetered

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

SECTION 10.4.  Utility Charges.  Buyer shall transfer all utilities at the Properties to its name as of the Closing Date, and where necessary, post deposits with the utility companies.  Sellers shall use commercially reasonable efforts to cause all utility meters to be read as of the Closing Date.  Sellers shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.  All charges for utilities shall be prorated outside of the escrow contemplated herein within sixty (60) days after the Closing Date.

SECTION 10.5.  [Intentionally Omitted].

SECTION 10.6.  Miscellaneous Revenues.  Revenues, if any, arising out of telephone booths, vending machines, or other income-producing agreements and any parking fees including pre-paid parking fees and validations shall be adjusted and prorated between Buyer and Sellers as of the Closing, each based upon reasonable and good faith calculations by Buyer and Sellers.

SECTION 10.7.  [Intentionally Omitted].

SECTION 10.8.  Leasing Costs.  Sellers shall be responsible for all Leasing Costs that are payable by reason of (i) a Space Lease in existence as of the Effective Date (an “Existing Lease”), (ii) the renewal, extension, expansion of, or the exercise of any other option under, an Existing Lease, prior to the Effective Date, and (iii) amendments of an Existing Lease entered into prior to the Effective Date, in each case, as set forth on Schedule 10.8 (the “Sellers’ Leasing Costs”).  If the Closing occurs, Buyer shall be responsible for the payment (or, in the case of any amounts payable prior to Closing, the reimbursement to Sellers) of all other Leasing Costs, including: (A) all Leasing Costs that become due and payable (whether before or after Closing) as a result of (1) any Space Lease entered into by Sellers with respect to the Properties on or after the Effective Date in accordance with the terms of this Agreement (a “New Lease”), (2) amendments entered into during the period from (and including) the Effective Date until the earlier of the Closing or termination of this Agreement, in accordance with this Agreement to renew, extend, expand or otherwise amend Existing Leases or New Leases, and (3) any renewals, extensions or expansions of, or the exercise of any other option under, Existing Leases or New Leases exercised by tenants during the period from (and including) the Effective Date and the Closing Date; and (B) all Leasing Costs as a result of renewals, extensions, expansions, or the exercise of any other option, occurring on or after the Closing Date of Existing Leases or New Leases (the “Buyer’s Leasing Costs”). [***]  Seller shall not pay any Leasing Costs for which Buyer is responsible pursuant to the foregoing provisions, without Buyer’s prior written consent.  Sellers shall pay (or cause to be paid) prior to Closing or credit Buyer at Closing (to the extent unpaid), all Leasing Costs for which Sellers are responsible pursuant to the foregoing provisions and, subject to the reimbursement obligations set forth above, Sellers shall

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

pay (or cause to be paid) when due all Leasing Costs payable after the Effective Date and prior to Closing.

SECTION 10.9.  Assumed Contracts.  Amounts due under the Assumed Contracts with Buyer to receive a credit at Closing for any amounts unpaid and attributable for the period prior to the Closing Date and Seller to receive a credit at Closing for any amounts previously paid and attributable to the period on and following the Closing Date.  Revenues under the Assumed Contracts will be prorated pursuant to Section 10.6.

SECTION 10.10.  Miscellaneous.  If applicable, all owner’s association or similar fees and assessments due and payable with respect to the Properties with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Sellers and Buyer during such year.

SECTION 10.11.  Ground Rent.  There shall be no prorations of ground rent or other payments and charges under the Ground Leases.

SECTION 10.12.  [***]

SECTION 10.13.  Other Adjustments.  If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Properties are located, shall be prorated as applicable.

SECTION 10.14.  [***]

SECTION 10.15.  Re-Adjustment.  In the event any prorations or apportionments made under this Article X shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same.  Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all reprorations contemplated by this Agreement shall be completed within one (1) year after Closing (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed two (2) years after Closing). The obligations of Sellers and Buyer under this Article X shall survive the Closing for two (2) years.

SECTION 10.16.  [***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ARTICLE XI

INDEMNIFICATION

SECTION 11.1.  Indemnification by Seller.  Following the Closing and subject to Sections 11.3, 11.4 and 11.5, Sellers shall indemnify and hold Buyer and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Buyer and any such Buyer-Related Entities in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or resulting from, (a) any breach of any representation or warranty of Sellers contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Sellers contained in this Agreement or in any Closing Document that expressly survives the Closing.

SECTION 11.2.  Indemnification by Buyer.  From and after the Closing and subject to Sections 11.4 and 11.5, Buyer shall indemnify and hold Sellers and their Affiliates, members, partners, shareholders, officers and directors (collectively, the “Seller-Related Entities”) harmless from any and all Losses suffered or incurred by Seller and any such Seller-Related Entities in connection with any Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document that expressly survives the Closing.

SECTION 11.3.  Limitations on Indemnification.  [***]

SECTION 11.4.  Survival.  The representations, warranties and covenants contained in this Agreement and the Closing Documents that expressly survive the Closing shall survive for [***] after the Closing unless a longer or shorter survival period is expressly provided for in this Agreement.  No action or proceeding thereon shall be valid or enforceable, whether at law or in equity, if a legal proceeding is not commenced on or before the date which is [***] following the Closing Date.

SECTION 11.5.  Notification.  In the event that any indemnified party (“Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto; provided, that no delay on the part of the Indemnified Party in giving any such notice of a Indemnification Claim shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

SECTION 11.6.  Indemnification as Sole Remedy.  If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which expressly survives the Closing shall be the indemnifications provided for under this Article XI, except as it relates to prorations obligations under Article X and the indemnification obligations under Section 7.1, Section 14.2 and Section 15.2.

SECTION 11.7.  Tax Treatment of Indemnity. Sellers and Buyer agree that any indemnity payments made under this Agreement shall be treated as adjustments to the Purchase Price for all tax purposes, unless a final determination by the U.S. Internal Revenue Service or other applicable taxing authority provides otherwise.

ARTICLE XII

TAX CERTIORARI PROCEEDINGS

SECTION 12.1.  Prosecution and Settlement of Proceedings.  If any tax reduction proceedings (including, but not limited to, administrative and/or judicial proceedings or appeals) in respect of any Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, the relevant Seller reserves and shall have the right to continue to prosecute and/or settle the same.  If any tax reduction proceedings in respect of any Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then the relevant Seller reserves and shall have the right to continue to prosecute and/or settle the same.  Buyer shall reasonably cooperate with Sellers in connection with the prosecution of any such tax reduction proceedings.

SECTION 12.2.  Application of Refunds or Savings.  Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings on account of taxes allocable to the period prior to the Closing Date shall belong to and be the property of Sellers, and any refunds or savings in the payment of taxes on account of taxes allocable to the period from and after the Closing Date shall belong to and be the property of Buyer; provided, however, that if any such refund creates an obligation to reimburse any tenants under Space Leases for any rents or Additional Rent paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such tenant) shall be paid to Buyer and Buyer shall disburse the same to such tenants.  Buyer shall indemnify, defend, and hold Sellers and the other seller related parties harmless from and against any Losses arising out of or resulting from Buyer’s failure to remit any amounts actually received from Sellers to tenants in accordance with the provisions hereof.  All attorneys’

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Sellers and Buyer in proportion to the gross amount of such refunds or savings payable to Sellers and Buyer, respectively (without regard to any amounts reimbursable to tenants); provided, however, that neither Sellers nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

SECTION 12.3.  Survival.  The provisions of this Article XII shall survive the Closing.

ARTICLE XIII

DEFAULT

SECTION 13.1.  Buyer’s Default; Failure of Conditions.

(a)                                 This Agreement may be terminated by Sellers prior to the Closing if (i) any of the conditions precedent to Sellers’ obligations set forth in Section 5.1 have not been satisfied or waived by Sellers on or prior to the Closing Date or (ii) there is a material breach or default by Buyer in the performance of any of its obligations under this Agreement of which Sellers have provided Buyer written notice of and Buyer has failed to cure within fifteen (15) Business Days of such notice (but in all events such material breach or default is not cured prior to the Closing Date, if earlier), provided that Buyer shall not be entitled to such notice and opportunity to cure for failure to pay the Purchase Price, deliver the documents as required pursuant to Section 6.1 and acquire the Assets on the Closing Date.

(b)                                 In the event this Agreement is terminated pursuant to Section 13.1(a), this Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except (i) for those provisions hereof which by their terms expressly survive the termination of this Agreement and (ii) as set forth in Section 13.1(c).

(c)                                  In the event Sellers are entitled to terminate and do terminate this Agreement as a result of a material breach or default by Buyer in any of its obligations under this Agreement, including the failure by Buyer to deliver the documents or items required pursuant to Section 6.1, the Escrow Agent shall immediately disburse the Earnest Money to Sellers, and upon such disbursement Sellers and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination.  Buyer and Sellers hereby acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by Sellers as a result of such default by Buyer, and agree that the Earnest Money is a reasonable approximation thereof.  Accordingly, in the event that Buyer breaches this Agreement by materially defaulting in the performance of any of its obligations under this Agreement, the Earnest Money shall constitute and be deemed to be the agreed and liquidated damages of Sellers, and shall be paid by the Escrow Agent to Sellers as Sellers’ sole and exclusive remedy hereunder; provided, however, that the foregoing shall not limit Buyer’s obligation to pay

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

to Sellers all reasonable attorney’s fees and costs of Sellers to enforce the provisions of this Section 13.1, subject to the provisions of Section 15.14.

Buyer’s Initials	Sellers’ Initials

SECTION 13.2.  Sellers’ Default; Failure of Conditions.

(a)                                 This Agreement may be terminated by Buyer prior to the Closing if (i) any of the conditions precedent to Buyer’s obligations set forth in Section 5.2 have not been satisfied or waived by Buyer on or prior to the Closing Date or (ii) there is a material breach or default by Seller in the performance of its obligations under this Agreement of which Buyer has provided Sellers written notice of and Sellers have failed to cure within fifteen (15) Business Days of such notice (but in all events such material breach or default is not cured prior to the Closing Date, if earlier), provided that Sellers shall not be entitled to such notice and opportunity to cure for failure to cause the sale of the Assets on the Closing Date.

(b)                                 Upon termination of this Agreement by Buyer pursuant to Section 13.2(a), the Escrow Agent shall, subject to Section 15.5, immediately disburse the Independent Consideration to Sellers and the balance of the Earnest Money to Buyer, and upon such disbursement Sellers and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination and as set forth in Section 13.2(c).

(c)                                  If there is a material breach or default by Sellers in the performance of any its obligations under this Agreement of which Buyer has provided Sellers written notice of and Sellers have failed to cure within fifteen (15) Business Days of such notice (but in all events such material breach or default is not cured prior to the Closing Date, if earlier), provided, Sellers shall not be entitled to such notice and opportunity for cure for failure to deliver the documents as required pursuant to Section 6.2 and sell the Assets on the Closing Date, Buyer, at its option, as its sole and exclusive remedy, may (i) terminate this Agreement, direct the Escrow Agent to deliver Independent Consideration to Sellers and the balance of the Earnest Money to Buyer [***] at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination or (ii) specifically enforce the terms and conditions of this Agreement; provided that such specific enforcement action must be initiated no later than forty-five (45) days following such default.  Accordingly, in the event that Sellers shall materially default in the performance of their obligations under this Agreement to cause the sale of the Assets on the Closing Date, and Buyer elects not to exercise the remedy set forth in clause (ii) above but instead elects the remedy set forth in clause (i) above, the delivery of the Earnest Money to Buyer shall constitute and be deemed to be agreed and liquidated damages of Buyer; provided, however, that the foregoing shall not limit Seller’s obligation to pay to Buyer all reasonable attorney’s fees and costs of Sellers to enforce the provisions of this Section 13.2, subject to the provisions of Section 15.14.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Buyer’s Initials	Sellers’ Initials

ARTICLE XIV

EMPLOYEE MATTERS

SECTION 14.1.  Employees.  (a)  It is agreed that Seller has no authority to award any service contract after the Closing.  At least fifteen (15) days before Closing, Buyer shall notify Seller whether a “successor service contract” (as that term is defined in Section 1060 of the California Labor Code (the “Labor Code”) for janitorial and/or building maintenance services has been or will be awarded in place of the Building Service Contracts and, if so, shall identify the name and address of the successor contractor(s), and Seller shall promptly furnish such information to the Building Service Contractors.  If Buyer fails to provide notice in accordance with the immediately preceding sentence, Seller shall use commercially reasonable efforts to cause its Building Service Contractors to provide to Buyer at least five (5) days prior to the Closing a list of all “employees” (as that term is defined in Section 1060 of the Labor Code), which includes the name, date of hire, and job classification for each such employee covered by the Building Service Contract at the time of its termination, and Buyer assumes responsibility for providing such list to its successor contractor(s).

(b)                                 The provisions of this Section 14.1 shall survive the Closing.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1.  Exculpation.  (a)  Notwithstanding anything to the contrary contained herein, Sellers’ shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Sellers and the partners or members of Sellers assume no personal liability for any obligations entered into on behalf of Sellers and its individual assets shall not be subject to any claims of any person relating to such obligations.  The foregoing shall govern any direct and indirect obligations of Sellers under this Agreement.  The provisions of this Section 15.1(a) shall survive the Closing or any termination of this Agreement.

(b)                                 Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and their individual assets shall not be subject to any claims of any person relating to such obligations.  The foregoing shall govern any direct

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

and indirect obligations of Buyer under this Agreement.  The provisions of this Section 15.1(b) shall survive the Closing or any termination of this Agreement.

SECTION 15.2.  Brokers.

(a)                                 Each Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker.  Each Seller shall be responsible for the payment of any commission or fee due to Broker in connection with the subject transaction.  Each Seller agrees to indemnify, protect, defend and hold Buyer and the Buyer-Related Entities harmless from and against all Losses resulting from Sellers’ breach of the foregoing representation in this Section 15.2(a) and for the breach by Sellers of the obligation set forth in the second sentence of this Section 15.2(a).  The provisions of this Section 15.2(a) shall survive the Closing or any termination of this Agreement.

(b)                                 Buyer represents and warrants to Sellers that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker.  Buyer agrees to indemnify, protect, defend and hold Sellers and the Seller-Related Entities harmless from and against all Losses resulting from Buyer’s breach of the foregoing representations in this Section 15.2(b).  The provisions of this Section 15.2(b) shall survive the Closing or any termination of this Agreement.

SECTION 15.3.  Confidentiality; Press Release; IRS Reporting Requirements.

(a)                                 Buyer and Sellers, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Assets, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which Affiliates of Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, Affiliates, officers, directors, consultants, lenders, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality or (iii) to comply with any law, rule or regulation.  The foregoing shall supersede any prior confidentiality agreement that may have been entered into by the parties.  The provisions of this Section 15.3(a) shall survive the Closing or the termination of this Agreement for a period of one year.

(b)                                 Sellers or Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby, provided that the content of any such press release shall be subject to the prior written consent of the other party hereto and in no event shall any such press release issued by Buyer disclose the identity of Sellers’ direct or indirect beneficial owners by name or the consideration paid to Sellers for the Assets.

(c)                                  For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in Treasury Regulation Section 1.6045-4 and any successor version thereof (collectively, the “IRS Reporting Requirements”), Sellers and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements.  The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement.  Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Sellers and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that Sellers and Buyer each retain an original counterpart of this Agreement for at least four (4) years following the calendar year of the Closing.

(d)                                 [***]

SECTION 15.4.  Escrow Provisions.

(a)                                 The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct.  Sellers and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.

(b)                                 The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Sellers and Buyer.

SECTION 15.5.  Earnest Money Escrow Account.

(a)                                 The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account reasonably approved by Sellers and Buyer (the “Earnest Money Escrow Account”).  All investments of the Earnest Money shall be subject to the approval of Sellers.

(b)                                 The Escrow Agent shall hold the Earnest Money in escrow in the Earnest Money Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 15.5(b).  Sellers and Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Earnest Money Escrow Account.  At the Closing, the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, Sellers.  If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

amount, the Escrow Agent shall, within twenty-four (24) hours give written notice to the other party of such demand.  If the Escrow Agent does not receive a written objection within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment.  If the Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction.  The Escrow Agent shall give written notice of such deposit to Sellers and Buyer.  Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

SECTION 15.6.  Successors and Assigns; No Third-Party Beneficiaries.  The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 15.7.  Assignment.  This Agreement may not be assigned by Buyer without the prior written consent of Sellers.  Subject to this Section 15.7, any transfer of direct or indirect interests in Buyer shall be deemed to be an assignment of this Agreement by Buyer.  Notwithstanding the foregoing, Buyer may designate one or more Affiliate that are each directly or indirectly majority owned and controlled by Buyer to which the Assets will be assigned at the Closing, provided that Buyer will continue to remain primarily liable under this Agreement notwithstanding any such designation.  Notwithstanding the foregoing, in no event shall any transfers of publicly traded securities of any Affiliate of Buyer on any public exchange be considered an assignment in violation of this Agreement.

SECTION 15.8.  Further Assurances.  From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement; provided, however, any such documents or actions shall be subject to the reasonable approval of the party being requested to execute or take same, and no such documents or action shall create any material obligation or material liability of such party.

SECTION 15.9.  Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied, with telephone or written confirmation within one (1) Business Day (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, or (v) sent by electronic mail, with telephone or written confirmation within one (1) Business Day, as follows:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(a)                                 To Sellers:

c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention: William J. Stein
Facsimile: 212-583-5726
Telephone: 212-583-5849
Email: stein@blackstone.com

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Sasan Mehrara, Esq.
Facsimile: 212-455-2502
Telephone: 212-455-2783
Email: smehrara@stblaw.com

with copies thereof to:

Equity Office Management, LLC
222 South Riverside, Suite 2100
Chicago, IL 60606
Attention: Matthew Koritz, Esq.
Facsimile: 312-775-6574
Telephone: 312-466-3445
Email: Matthew_Koritz@equityoffice.com

(b)                                 To Buyer:

c/o Douglas Emmett Management, Inc.

808 Wilshire Boulevard, Suite 200

Santa Monica, CA 90401

Attention: Michele Aronson

Telephone: (310) 255-7708

Facsimile: (310) 255-7702

Email: maronson@douglasemmett.com

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

with copies thereof to:

King & Spalding LLP

100 N. Tryon Street, Suite 3900

Charlotte, NC 20202

Attention: Mark V. Thigpen
Telephone: (704) 503-2565

Facsimile: (704) 503-2622

Email: mthigpen@kslaw.com

(c)                                  To the Title Company/Escrow Agent:

Chicago Title Insurance Company

700 South Flower St., Suite 3305

Los Angeles, California 90017

Attn: Frank Jansen

Ph: 213-488-4346

Facsimile: (213) 891-0834

Email: jansenf@ctt.com

and:

Fidelity National Title Insurance Company

915 Wilshire Blvd., Suite 1920

Los Angeles, California 90017

Attn: Paul McDonald

Ph: (949) 221-4715

Facsimile: (949) 477-3622

Email: paul.mcdonald@fnf.com

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered (without regard to any confirmatory notices) in accordance with the provisions of this Section and (ii) may be given either by a party or by such party’s attorneys.  Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of ten (10) days’ prior notice thereof to the other parties.

SECTION 15.10.  Entire Agreement.  This Agreement, along with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

SECTION 15.11.  Amendments.  This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Sellers or Buyer hereunder be waived, except by written agreement executed by Sellers and Buyer.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SECTION 15.12.  No Waiver.  No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 15.13.  Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of California.

SECTION 15.14.  Submission to Jurisdiction.  Buyer and Sellers each irrevocably submits to the jurisdiction of (a) the state courts of the State of California and (b) the United States District Court for the Central District of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Buyer and Sellers each further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  Buyer and Sellers each irrevocably and unconditionally waive trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the state courts of the State of California and (y) the United States District Court for the Central District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The prevailing party in any litigation, proceeding or counterclaim arising out of or relating to this Agreement shall be entitled to recovery of all of its third party out-of-pocket fees and expenses (including reasonable legal fees) incurred in such action.

SECTION 15.15.  Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

SECTION 15.16.  Section Headings.  The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 15.17.  Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement.  In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

SECTION 15.18.  Acceptance of Deed.  The acceptance of the Deed by Buyer shall be deemed full compliance by Sellers of all of Sellers’ obligations under this Agreement

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

except for those obligations of Sellers which are specifically stated to survive the delivery of the Deed or the Closing hereunder.

SECTION 15.19.  Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 15.20.  Recordation.  Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto.  The provisions of this Section shall survive the Closing or any termination of this Agreement.  In furtherance of the foregoing, Buyer hereby indemnifies Sellers from and against any and all Losses arising out of a breach by Buyer of this Section 15.20.  The provisions of this Section 15.20 shall survive the Closing or any termination of this Agreement.

SECTION 15.21.  Time is of the Essence.  Sellers and Buyer agree that time is of the essence with respect to the obligations of Buyer under this Agreement.

SECTION 15.22.  [Intentionally Deleted]

SECTION 15.23.  Waiver of Jury Trial.  Sellers and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

SECTION 15.24.  Survival.

(a)                                 Any obligations or liabilities of Sellers or Buyer hereunder shall survive the Closing or earlier termination of this Agreement solely to the extent expressly provided herein.

(b)                                 Unless expressly stated otherwise, all terms and provisions contained in this Agreement shall not survive the Closing.

SECTION 15.25.  Natural Hazard Disclosure.  Sellers have commissioned Title Company or its affiliate (“Natural Hazard Expert”) to prepare a natural hazard disclosure statement for the Properties (the “Natural Hazard Disclosure”), including the matters required by that certain Article 1.7 of the California Civil Code (currently Section 1103 through 1103.14) .  Buyer acknowledges that this transaction is not subject to such Article 1.7, but that nevertheless the Natural Hazard Disclosure shall serve to satisfy any and all disclosure requirements relating to the matters referenced in the Natural Hazard Disclosure.  Sellers do not warrant or represent either the accuracy or completeness of the information in the Natural Hazard Disclosure, and Buyer shall use same merely as a part in its overall investigation of the Properties.

SECTION 15.26.  Seller’s Environmental Inquiry.  Buyer acknowledges and agrees that Sellers have indicated that the sole inquiry and investigation Sellers have conducted in connection with the environmental condition of the Properties is to obtain the third party

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

reports in their possession relating to Hazardous Materials at the Property and that, for all purposes, including California Health and Safety Code Section 25359.7, Sellers have acted reasonably in solely relying upon said inquiry and investigation.

SECTION 15.27.  Energy Use Disclosures.  Buyer acknowledges that Sellers have provided to Buyer, not later than twenty-four (24) hours prior to the execution of this Agreement by Buyer, and Buyer has received and reviewed, all disclosures relating to the energy use and performance of the improvements as are required to be provided to Buyer pursuant to the provisions of California Assembly Bill 1103 (California Public Resources Code Section 25402.10), as implemented by final regulations adopted by the California Energy Commission.  Buyer agrees that such disclosures are satisfactory to Buyer for the purpose of entering into and performing this Agreement.  Buyer further acknowledges and agrees that: (a) such disclosure information is for the current occupancy and use of the Properties, (b) the energy profile of the Properties will vary depending on future occupancy/use of the Properties, and (c) Sellers make no claims, representations or warranties regarding any LEED ratings, Energy Star ratings, or future Energy Star profile of the Properties.

SECTION 15.28.  [***]

[Remainder of page intentionally left blank]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission..

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLERS:

TRIZEC WESTWOOD CENTER, LLC, a Delaware limited liability company

By:
Name:
Title:

CA-10880 GROUND LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

CA-10880 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

[signatures continue on the following page]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

CA-THE TOWER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

[signatures continue on the following page]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

BUYER:

DE PARK AVENUE OPERATING COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

JOINDER BY ESCROW AGENT

Fidelity National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Sellers and Buyer as of the 21st day of December, 2015, and accepts the obligations of the Escrow Agent as set forth herein.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF EARNEST MONEY

Fidelity National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Earnest Money on the 21st day of December, 2015.  The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of the Agreement.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title: